                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         PACIFIC GULF PROPERTIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         PACIFIC GULF PROPERTIES, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                          PACIFIC GULF PROPERTIES INC.
                              363 SAN MIGUEL DRIVE
                        NEWPORT BEACH, CALIFORNIA 92660

                            ------------------------

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1997

To the shareholders:

     The 1997 annual meeting of shareholders of Pacific Gulf Properties Inc. (the "Company") will be held Wednesday, May 7, 1997, at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California, at 10:00 a.m. (Los Angeles time), for the following purposes:

          1. To elect three Class III Directors for a term of three years and until their successors are duly elected and qualified;

          2. To approve an amendment to the Company's 1993 Share Option Plan that would (i) increase the aggregate number of Common Shares authorized for issuance under such plan by 350,000 shares (105,000 of which will be reserved for issuance to non-employee directors) to 1,050,000 shares; (ii) increase the size of the stock option awarded to non-employee directors upon their initial election or appointment to the Board from an option to purchase 2,500 shares of the Company's Common Stock to an option to purchase 5,000 shares of the Company's Common Stock; (iii) increase the size of the automatic stock option annually awarded to each non-employee director from an option to purchase 500 shares of the Company's Common Stock to an option to purchase 4,000 shares of the Company's Common Stock; and (iv) grant incumbent directors a one time option to purchase 2,500 shares of the Company's Common Stock.

          3. To transact such other business as properly may come before the meeting and any adjournment thereof.

     Further information regarding the business to be transacted at the meeting is given in the accompanying Proxy Statement.

     Shareholders of record at the close of business on April 1, 1997 are entitled to notice of, and to vote at, the meeting.

     Please help the Company by promptly marking, dating, signing and returning the enclosed Proxy Card in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your Proxy.

                                          By Order of the Board of Directors

                                          DONALD G. HERRMAN
                                          Secretary

April 7, 1997

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                          PACIFIC GULF PROPERTIES INC.
                              363 SAN MIGUEL DRIVE
                        NEWPORT BEACH, CALIFORNIA 92660

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                      1997 ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 7, 1997

                            ------------------------

                              GENERAL INFORMATION

     The Board of Directors of Pacific Gulf Properties Inc. ("PAG" or the "Company") is soliciting the accompanying Proxy for use at the 1997 annual meeting of shareholders (the "Annual Meeting") to be held Wednesday, May 7, 1997, and at any and all adjournments or postponements thereof. Any shareholder giving a Proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of PAG, by delivering to the Secretary of PAG a duly executed proxy bearing a later date, or by attending and voting in person at the Annual Meeting. At the Annual Meeting, the designated proxy holders will vote the shares of common stock, $0.01 par value per share (the "Common Shares"), represented by a Proxy which is received and not revoked. Where the shareholder specifies a choice on the Proxy Card with respect to any matter to be acted upon, the Common Shares will be voted in accordance with the choice specified. Where no choice is specified, the shares represented by a signed Proxy Card will be voted in favor of the proposals set forth in the Notice attached hereto.

     Shareholders are invited to attend the Annual Meeting. Whether or not you expect to attend, you are urged to sign, date, and promptly return the enclosed Proxy Card in the enclosed postage prepaid envelope. If your shares are held of record by a broker, bank or other nominee and you wish to attend and vote your shares at the Annual Meeting you must obtain a letter from the broker, bank or nominee confirming your beneficial ownership of the shares and a written Proxy from the holder issued in your name, and bring it to the Annual Meeting.

     This Proxy Statement and the accompanying Proxy Card are first being mailed to shareholders on or about April 7, 1997.

     The cost of soliciting proxies will be borne by PAG. In addition to solicitation by mail, and without additional compensation for such services, proxies may be solicited personally, or by telephone or telegraph, by officers or employees of PAG. PAG will also request banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties to forward the solicitation materials to the beneficial owners of Common Shares held of record by such persons, and PAG will upon request of such record holders reimburse forwarding charges and expenses.

                      SHARES OUTSTANDING AND VOTE REQUIRED

     At the close of business on April 1, 1997, the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, approximately 12,058,273 Common Shares of PAG were outstanding. Each whole Common Share is entitled to one vote. There is no right to cumulative voting. A majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum at the Annual Meeting.

     Assuming the existence of a quorum, the three nominees for election as directors who receive the highest number of votes therefor at the Annual Meeting will be elected as directors under Proposal 1. Approval of the Amendment to the 1993 Share Option Plan under Proposal 2 requires the affirmative vote of a majority of the shares of Common Stock at the Annual Meeting.

     Representatives of PAG's transfer agent will assist PAG in the tabulation of the votes. Abstentions and broker non-votes are counted as Common Shares represented at the Annual Meeting for purposes of determining a quorum. An abstention has the effect of a vote "withheld" with respect to the election of directors under Proposal 1. Broker non-votes are not entitled to vote because they indicate the withholding of power to vote on a specific matter and therefore have no effect on the outcome of a proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Shares of the Company as of December 31, 1996 by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding common shares, each director of the Company, the officers of the Company, and by all directors and officers as a group. To the Company's knowledge, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person, and the address of each person named is the same as the Company's unless otherwise indicated in the accompanying notes.

                                                       COMMON SHARES BENEFICIALLY OWNED
                                                     -------------------------------------
                    BENEFICIAL OWNER(1)              AMOUNT            PERCENT OF CLASS(2)
        -------------------------------------------  -------           -------------------
        Morgan Stanley Group Inc...................  635,900(3)                6.5%
        Investment Counselors of Maryland..........  409,900(4)                4.2
        Capital Growth Management, L.P.............  401,800(5)                4.1
        FMR Corporation............................  380,100(6)                3.8
        Glenn L. Carpenter.........................  130,177(7)                1.3
        Donald G. Herrman..........................   73,376(8)                  *
        Lonnie P. Nadal............................   48,016(9)                  *
        Robert A. Dewey............................   22,198(10)                 *
        Angela M. Wixted...........................   13,740(11)                 *
        Kimberly G. Brown..........................   11,424(12)                 *
        Royce B. McKinley..........................   17,000(13)                 *
        Robert E. Morgan...........................   30,654(13)                 *
        Stewart W. Bowie...........................   44,800(13)(14)             *
        Peter L. Eppinga...........................   15,296(13)                 *
        John F. Kooken.............................   12,300(13)                 *
        Keith W. Renken............................    7,500(13)                 *
        All officers and directors as a group (12
          persons)                                   426,481                   4.3

---------------

  *  Less than 1%.

 (1) On December 31, 1996, the Company entered into an agreement to issue an aggregate of 1,351,351 shares of the Company's Class A Senior Cumulative Convertible Preferred Stock (the "Preferred Shares") over the course of 1997 to Five Arrows Realty Securities L.L.C. ("Five Arrows"). Subsequent to December 31, 1997, the Board issued to Five Arrows an installment of 270,270 Preferred Shares. As holder of 100% of the outstanding shares of preferred, Five Arrows maintains the contractual right to elect one preferred director to the Board, and Five Arrows elected Mr. James Quigley, 3rd to such position. Although the Preferred Shares are immediately convertible into Common Shares, Five Arrows has no voting rights at the annual meeting because the Preferred Shares were issued subsequent to the record date.

 (2) Except as otherwise stated in the notes below, all percentages shown are without assuming conversion of any of the Company's Convertible Subordinated Debentures into Common Shares.

 (3) Morgan Stanley Group Inc.'s ("Morgan Stanley") address is 1585 Broadway, New York, New York 10036. Information regarding ownership of common shares by Morgan Stanley is included herein in reliance upon information set forth in an Amended Schedule 13G filed by Morgan Stanley on February 14, 1997. Morgan Stanley has indicated in such Schedule 13G that all shares are owned by various investment advisory clients of Morgan Stanley and that Morgan Stanley is deemed to be the beneficial owner pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 (4) Investment Counselors of Maryland, Inc.'s ("ICM") address is 803 Cathedral Street, Baltimore, Maryland 21201. Information regarding ownership of common shares by ICM is included herein in reliance upon information set forth in an Amended Schedule 13G filed by ICM on February 14, 1997. ICM has indicated in such Schedule 13G that all shares are owned by various investment advisory clients of ICM and that ICM is deemed to be the beneficial owner pursuant to Rule 13d-3 of the Exchange Act.

 (5) Capital Growth Management Limited Partnership's ("CGM") address is One International Place, Boston, Massachusetts 02110. Information regarding ownership of common shares by CGM is included herein in reliance upon information set forth in a Schedule 13G filed by CGM on February 11, 1997. CGM has indicated in such Schedule 13G that all shares are owned by various investment advisory clients of CGM and that CGM is deemed to be the beneficial owner pursuant to Rule 13d-3 of the Exchange Act.

 (6) FMR Corporation's ("FMR") address is 82 Devonshire Street, Boston, Massachusetts 02109. Information regarding ownership of common shares by FMR is included herein in reliance upon information set forth in a Schedule 13G filed by FMR on February 14, 1997. FMR has indicated in such Schedule 13G that all shares are owned by various investment advisory clients of FMR and that FMR is deemed to be the beneficial owner pursuant to Rule 13d-3 of the Exchange Act.

 (7) Includes 78,000 shares purchasable upon exercise of options granted under the Company's 1993 Share Option Plan, 46,363 shares of restricted stock granted under the Company's 1993 Share Option Plan, and 3,537 shares allocated to Mr. Carpenter in the Company's Thrift Plan. (See "EXECUTIVE COMPENSATION -- Share Option Plan" and "Thrift Plan.")

 (8) Includes 52,500 shares purchasable upon exercise of options granted under the Company's 1993 Share Option Plan, 18,818 shares of restricted stock granted under the Company's 1993 Share Option Plan, and 2,058 shares allocated to Mr. Herrman in the Company's Thrift Plan. (See "EXECUTIVE COMPENSATION -- Share Option Plan" and "Thrift Plan.")

 (9) Includes 37,000 shares purchasable upon exercise of options granted under the Company's 1993 Share Option Plan, 10,025 shares of restricted stock granted under the Company's 1993 Share Option Plan, and 491 shares allocated to Mr. Nadal in the Company's Thrift Plan. (See "EXECUTIVE COMPENSATION -- Share Option Plan" and "Thrift Plan.")

(10) Includes 16,000 shares purchasable upon exercise of options granted under the Company's 1993 Share Option Plan, 5,863 shares of restricted stock granted under the Company's 1993 Share Option Plan, and 335 shares allocated to Mr. Dewey in the Company's Thrift Plan. (See "EXECUTIVE COMPENSATION -- Share Option Plan" and "Thrift Plan.")

(11) Includes 11,000 shares purchasable upon exercise of options granted under the Company's 1993 Share Option Plan and 2,527 shares of restricted stock granted under the Company's 1993 Share Option Plan. (See "EXECUTIVE COMPENSATION -- Share Option Plan.")

(12) Includes 10,250 shares purchasable upon exercise of options granted under the Company's 1993 Share Option Plan and 1,000 shares of restricted stock granted under the Company's 1993 Share Option Plan. (See "EXECUTIVE COMPENSATION -- Share Option Plan.")

(13) Includes 3,500 shares purchasable upon exercise of options granted under the Company's 1993 Share Option Plan. (See "EXECUTIVE COMPENSATION -- Share Option Plan.")

(14) Excludes 2,000 shares of common stock owned by Mr. Bowie's adult step-daughter; Mr. Bowie disclaims beneficial ownership of such. Also excludes 2,000 shares of common stock owned by Mr. Bowie's adult step-son; Mr. Bowie disclaims beneficial ownership of such.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

NOMINEES

     PAG's Board of Directors (the "Board") consists of eight members, divided into three classes which are designated Class I, Class II, and Class III. Currently, there are two Class I directors, three Class II directors (one of which was elected by, and will stand for re-election at the expiration of his term at the direction of the holder of the Preferred Stock), and three Class III directors.

     At the Annual Meeting, the Class III directors are to be elected for a term of three years (expiring 2000) and until the election and qualification of their successors. Management proposes re-election of Messrs. Peter L. Eppinga, John F. Kooken and Robert E. Morgan as Class III directors of PAG. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

     The Common Shares represented by the accompanying Proxy will be voted to elect the three nominees named herein. Should any of the three nominees named herein become unavailable for election, which is not anticipated, the Common Shares represented by the accompanying Proxy will be voted for the election of another person recommended by PAG. Messrs. Eppinga, Kooken and Morgan are at present the Class III directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION OF THE NAMED NOMINEES AS DIRECTORS OF PAG.

     The following table sets forth certain information as to the nominees, as well as other members of the Board whose terms do not expire in 1997, including their ages, principal business experience during the past five years, the year they each first became a director, Board Committee membership and other directorships currently held in companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of
Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940. (An asterisk in the chart denotes ownership of less than 1% of the outstanding common stock.)

                NOMINEES FOR ELECTION AS DIRECTORS -- CLASS III

                                                                            AMOUNT AND
                                                                            NATURE OF
                        PRINCIPAL BUSINESS EXPERIENCE                       BENEFICIAL     PERCENT OF
                             DURING PAST 5 YEARS                DIRECTOR   OWNERSHIP OF   OUTSTANDING
      DIRECTOR            AND ALL POSITIONS WITH PAG      AGE    SINCE     COMMON STOCK   COMMON STOCK
--------------------- ----------------------------------  ---   --------   ------------   ------------
Peter L. Eppinga      Practicing attorney specializing    55      1994         15,296        *
                      in corporate securities and real
                      estate; former President of Laguna
                      Hills Properties, 1991 to 1994;
                      former Senior Vice President of
                      Sears Savings Bank; director,
                      Alzheimer's Association, San
                      Francisco
John F. Kooken        Retired; former Vice Chairman and   65      1994         12,300        *
                      Chief Financial Officer of
                      Security Pacific Corporation, 1987
                      to 1992; director, U.S. Facilities
                      Corporation, Glendale Federal
                      Bank, Southern California
                      Healthcare Systems, and Huntington
                      Memorial Hospital

                                                                            AMOUNT AND
                                                                            NATURE OF
                        PRINCIPAL BUSINESS EXPERIENCE                       BENEFICIAL     PERCENT OF
                             DURING PAST 5 YEARS                DIRECTOR   OWNERSHIP OF   OUTSTANDING
      DIRECTOR            AND ALL POSITIONS WITH PAG      AGE    SINCE     COMMON STOCK   COMMON STOCK
--------------------- ----------------------------------  ---   --------   ------------   ------------
Robert E. Morgan      Retired; former President,          77      1993         30,654        *
                      Coldwell Banker First Newport
                      Corporation; former President,
                      Coldwell Banker Real Estate
                      Finance Services; director, Bixby
                      Ranch Company, Meridian Point
                      Realty Trust 83; former director
                      of Santa Anita Realty Enterprises
                      and Operating Company, 1975 to
                      1995

         CONTINUING DIRECTORS FOR TERMS WHICH EXPIRE IN 1998 -- CLASS I

                                                                            AMOUNT AND
                                                                            NATURE OF
                        PRINCIPAL BUSINESS EXPERIENCE                       BENEFICIAL     PERCENT OF
                             DURING PAST 5 YEARS                DIRECTOR   OWNERSHIP OF   OUTSTANDING
      DIRECTOR            AND ALL POSITIONS WITH PAG      AGE    SINCE     COMMON STOCK   COMMON STOCK
--------------------- ----------------------------------  ---   --------   ------------   ------------
Glenn L. Carpenter    Chairman of the Board since Janu-   54      1993        130,177          1.3%
                      ary 1, 1996, President and Chief
                      Executive Officer since inception
                      of PAG; Chief Executive Officer,
                      Santa Anita Realty Enterprises,
                      Inc., February 1992 to February
                      1994; President of Santa Anita
                      Realty Enterprises, Inc., December
                      1989 to February 1994
Keith W. Renken       Retired; formerly Managing Partner  61      1994          7,500        *
                      of Los Angeles office of Deloitte
                      & Touche; director, Coast Federal
                      Bank; "Executive in Residence"
                      teaching program at University of
                      Southern California's School of
                      Accounting

        CONTINUING DIRECTORS FOR TERMS WHICH EXPIRE IN 1999 -- CLASS II

                                                                            AMOUNT AND
                                                                            NATURE OF
                        PRINCIPAL BUSINESS EXPERIENCE                       BENEFICIAL     PERCENT OF
                             DURING PAST 5 YEARS                DIRECTOR   OWNERSHIP OF   OUTSTANDING
      DIRECTOR            AND ALL POSITIONS WITH PAG      AGE    SINCE     COMMON STOCK   COMMON STOCK
--------------------- ----------------------------------  ---   --------   ------------   ------------
Royce B. McKinley     Chairman of the Board of Directors  76      1994         17,000        *
                      of PAG March 1994 through Decem-
                      ber 31, 1995; retired; formerly
                      Chairman of the Board and Chief
                      Executive Officer, Santa Anita
                      Realty Enterprises, Inc.;
                      director, Santa Anita Realty
                      Enterprises and Operating Company,
                      1979 to 1993
Stewart W. Bowie      Retired; former Chief Executive     72      1994         44,800        *
                      Officer of SDC, Inc.; past
                      Chairman of the California
                      Business Properties Association;
                      director, Oak Grove Oil Company;
                      former director, Santa Anita
                      Realty Enterprises and Operating
                      Company
James E. Quigley, 3rd Sr. Vice President and Treasurer    40      1997        None(1)        *
                      of Rothschild Realty since 1990;
                      director, Charter Oak, a
                      subsidiary of Rothschild Realty
                      since 1989

---------------
(1) At December 31, 1996, Mr. Quigley was not a Director and did not have any beneficial ownership in the Common Stock of the Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors has created and delegated certain authority to its Executive Committee, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee as follows:

     Executive Committee. The Executive Committee consists of Messrs. McKinley, Eppinga, Bowie, Quigley and Kooken. The Executive Committee has the authority to perform all functions of the full Board, subject to certain limitations prescribed by the Board and by Maryland law, including approval of all real estate investments. The Executive Committee held six meetings during the year ended December 31, 1996.

     Audit Committee. The Audit Committee consists of Messrs. Renken, Kooken and Morgan. The Audit Committee performs numerous functions, including review of the annual financial statements with both management and the independent auditors. The Audit Committee also recommends the engagement of the independent accounting firm and meets with the independent accountants regarding the scope and conduct of the annual audit. In addition, the Committee may inquire about and discuss policies and procedures with respect to principles of business conduct, financial and accounting controls, compliance with the Foreign Corrupt Practices Act of 1977, areas of special concern and other related matters. The Audit Committee met three times during the year ended December 31, 1996.

     Compensation Committee. The Compensation Committee consists of Messrs. Morgan, McKinley and Renken. The Compensation Committee reviews the performance and effectiveness of the Chief Executive Officer and recommends an annual compensation level for the Chief Executive Officer to the Board of Directors. The Committee also sets the compensation level of all other officers, approves all grants of stock options and restricted stock and administers the Company's stock option and other employee benefit programs and plans. The Compensation Committee met two times during the year ended December 31, 1996.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Messrs. Bowie, Eppinga, Quigley and Morgan. The Nominating and Corporate Governance Committee reviews governance issues and makes recommendations to the Board for committee assignments and chairmanships of the committees. The Nominating Committee also considers candidates for appointment to the Board and other such duties delegated to it. The Nominating Committee met two times during the year ended December 31, 1996.

     During the year ended December 31, 1996, all directors attended at least 75%, in the aggregate, of the meetings of the Board and Committees of which they were members during the periods they were members. During the past year, the Board of Directors met eight times.

COMPENSATION OF DIRECTORS

     The Company pays its directors who are not officers of the Company fees for their services as directors. Directors receive annual compensation of $12,000 plus a fee of $750 ($1,000 for the Chairman of each meeting) for attendance (in person or by telephone) at each meeting of the Board of Directors and committee meetings. Directors of the Company who are also employees or officers are not paid director fees.

     Each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries or affiliates, on each December 31, commencing December 31, 1995, automatically receives an annual grant of options to purchase 500 shares of common stock at an exercise price equal to 100% of the fair market value of the Common Shares on the date of grant of such option. Non-employee directors received at the closing of the Company's initial public offering options to purchase 2,500 common shares at an exercise price equal to the fair market value of the common shares on the date of grant. Mr. Stewart Bowie, upon joining the Board of Directors in June 1994, received an initial grant of options to purchase 2,500 common shares at an exercise price equal to 100% of the fair market value of the common shares as of the date he joined the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent (10%) of a registered class of its equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and beneficial owners are also required by Securities and Exchange Commission rules and regulations to furnish the Company with copies of all Section 16(a) forms they file.

     The Company is aware that the following directors tendered late reports required by Section 16(a): Mr. Stewart Bowie filed three delinquent Form 4 reports regarding three transactions; Mr. Peter Eppinga filed one delinquent Form 4 report regarding two transactions; Mr. Royce McKinley filed one delinquent Form 4 report regarding two transactions; Mr. Robert Morgan filed one delinquent Form 4 report regarding one transaction; and Mr. Keith Renken filed two delinquent Form 4 reports regarding two transactions. All delinquencies were subsequently reported on a Form 5 report, submitted for the year ended December 31, 1996.

                                   PROPOSAL 2

                        APPROVAL OF AN AMENDMENT TO THE
                             1993 SHARE OPTION PLAN

     On March 12, 1997, the Board of Directors unanimously adopted, subject to shareholder approval, an amendment to the Company's 1993 Share Option Plan ("Share Option Plan") to increase the number of shares reserved for issuance thereunder from 700,000 shares (45,000 of which have been reserved for awards to non-employee directors) to 1,050,000 shares (150,000 of which will be reserved for awards to non-employee directors) (the "Increased Share Amendment"). The Board adopted the Increased Share Amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

     On March 12, 1997, the Board of Directors unanimously adopted, subject to shareholder approval, an amendment to the 1993 Share Option Plan that would (i) increase the size of the stock option awarded to non-employee directors upon their initial election or appointment to the board from an option to purchase 2,500 shares of the Company's Common Stock to an option to purchase 5,000 shares of the Company's Common Stock; (ii) increase the size of the automatic stock option annually awarded to each non-employee director from an option to purchase 500 shares of the Company's Common Stock to an option to purchase 4,000 shares of the Company's Common Stock; and (iii) grant incumbent directors a one time option to purchase 2,500 shares of the Company's Common Stock (the "Non-Employee Director Amendment", and, together with the Increase Share Amendment, the "Amendment").

     Presently, each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries of affiliates receives, upon initial election to the Board, a nonqualified stock option to purchase 2,500 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock as of such date of grant. Thereafter, on each December 31, such director automatically receives an annual grant of a nonqualified stock option to purchase 500 additional shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock on such date of grant. Pursuant to the Amendment, Section 7.2 of the Share Option Plan would be amended to provide that each newly appointed or elected director would receive a nonqualified stock option to purchase 5,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock as of such date of grant and that directors presently incumbent would receive a one time grant of a nonqualified stock option to purchase 2,500 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock on the date such proposal is approved. Moreover, the Amendment provides that on each December 31, each director would automatically receive a nonqualified stock option to purchase 4,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock on such date of grant. The Board has adopted this Amendment to provide incentives to attract and retain directors to serve on the Board.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE COMPANY'S 1993 SHARE OPTION PLAN.

     Approval of the Amendment to the Share Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. The following is a description of the material provisions of the Share Option Plan. A copy of the proposed Amendment to the Share Option Plan is set forth in Appendix A to the Proxy Statement.

     The Share Option Plan provides for grants of options to purchase a specified number of Common Shares ("Options"), awards of restricted Common Shares ("Restricted Stock") and grants of stock appreciation rights ("SARS"). Under the Share Option Plan, the total number of shares available to be granted prior to the Amendment proposed herein was 700,000 Common Shares (45,000 of which have been reserved for awards to non-employee directors). As of December 31, 1996, options and awards of Restricted Stock covering an aggregate of 326,196 shares of the Company's Common Shares had been granted under the 1993 Share Option Plan and 373,804 shares remained available for future grants under the Plan. In the event of certain extraordinary events, the Board of Directors or the Compensation Committee may make such adjustments in the aggregate number and kind of shares reserved for issuance, the number of shares and kind covered by outstanding awards and the exercise prices specified therein as may be determined to be appropriate.

     Participants in the Share Option Plan, who may be officers or any other employees of the Company, are selected by the Compensation Committee. Directors of the Company are also eligible to participate, but, in the case of directors who are not also employees, only pursuant to automatic grants under a specified formula set forth in the Share Option Plan. No employees may receive a grant of options for more than 100,000 Common Shares in any calendar year.

     The Share Option Plan authorizes the Compensation Committee to grant Options at an exercise price determined by the Compensation Committee, but not less than 100% of the fair market value of the Common Shares on the date on which the Option is granted. The exercise price is generally payable in cash or, in certain circumstances, by the surrender, at the fair market value on the date on which the Option is exercised, of Common Shares or by requesting that the Company withhold a number of Common Shares with a fair market value equal to the aggregate option exercise price. The vesting provisions, if any, of the Options and Restricted Stock will be determined by the Compensation Committee. The Committee may accelerate or extend the exercisability or vesting of any Options or Restricted Stock or extend the term of any Option. However, all Options must expire no later than ten years after the date of grant. Generally, the right of any participant to exercise an Option may not be transferred in any way other than by will or the laws of descent and distribution.

     The Company may loan to an Option holder funds sufficient to exercise all or a portion of any Options, such loans to be made at the absolute discretion of the Company's Board of Directors. Each such loan shall be evidenced by a promissory note of the Option holder bearing interest equal to the then prime rate of interest charge by Bank of America NT&SA, which rate shall be adjusted annually. The note shall be unsecured with full recourse against the Option holder. The note shall be repaid over a period of time not to exceed five years, with 10% minimum annual installments and the unpaid principal shall be payable at the end of the fifth year; provided that the Company may demand payment, in addition to such installments, as may be required for it to remain in compliance with any applicable state or federal regulation.

     The Share Option Plan permits the Compensation Committee to grant shares of Restricted Stock to a participant subject to the terms and conditions imposed by the Compensation committee. These terms include a restriction period (the "Restriction Period") during which the shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Except for such restrictions on transfer and such other restrictions as the Compensation Committee may impose, the participants have all the rights of a holder of Common Shares as to such Restricted Stock including the right to vote the shares and the right to receive any cash distributions. If so determined by the Compensation Committee in the applicable Restricted Stock agreement, the Compensation Committee may require the payment of cash distributions to be deferred and reinvested in additional Restricted Stock. Except as provided by the Compensation Committee at the time of grant or otherwise, upon a termination of employment for any reason during the Restriction Period, all shares still subject to restriction will be forfeited by the participant.

     The Share Option Plan also permits the Compensation Committee to grant SARS. SARS will typically be granted in tandem with Options and entitle the holder to surrender all or a portion of an Option in exchange for an amount equal to the difference between the fair market value of a Common Share on the date of exercise and the exercise price of the Option. Amounts may be payable, at the option of the Compensation Committee, either in cash or in Common Shares.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

     Options granted under the Option Plan may be either "incentive stock options", as defined in Section 422 of the Internal Revenue Code (the "Code"), or nonstatutory options.

     The following discussion of the federal income tax consequences relating to the exercise of any option or any disposition of stock acquired under the Plan pursuant to an option exercise is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes which are not described below. Accordingly, each Participant should consult his or her own tax adviser with respect to the application of the general principles discussed below to his or her particular situation, the advisability of making the elections described below, and the impact of state and local taxes.

NONQUALIFIED STOCK OPTIONS

     The grant of a nonqualified stock option under the Plan will not result in taxable income to the recipient at the time of the grant. When the holder exercises the nonqualified stock option, however, he or she will generally recognize ordinary income equal to the difference between the option price and the fair market value of the shares at the time of exercise. The Company is generally entitled to a corresponding deduction at the same time and in the same amounts as the income recognized by the Option holder.

     If a holder of a nonqualified stock option pays the option exercise price solely in cash, his or her basis in the shares acquired is equal to the fair market value of the Common Stock on the date ordinary income is recognized and, upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending on how long the shares of Common Stock are held. The holding period for such shares commences as of the date ordinary income is recognized.

     If a holder of a nonqualified stock option pays the exercise price, in full or in part, with previously acquired shares of Common Stock, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received over the exercise price. Based on rulings issued by the Internal Revenue Service, no additional gain or loss is recognized as a result of the disposition of previously acquired shares of Common Stock. The shares of Common Stock received by the holder equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period as such previously acquired shares. The shares of Common Stock received by the holder in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for such additional shares will commence as of the date ordinary income is recognized.

INCENTIVE STOCK OPTIONS

     An employee who is granted an incentive stock option under the Share Option Plan does not recognize taxable income either on the date of grant or on the date of its timely exercise. Upon disposition of the Common Stock acquired upon exercise of an incentive stock option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the option exercise price, provided that the employee has not disposed of the Common Stock within two years of the date of grant or within one year from the date of exercise. If the employee disposes of the Common Stock without satisfying both holding period requirements (a "Disqualifying Disposition"), he or she will generally recognize ordinary income at the time of such Disqualifying Disposition equal to the difference between the exercise price and the fair market value of the Common Stock on the date the incentive stock option is exercised. In no event, however, shall the ordinary income exceed the difference between the adjusted basis of the Common Stock and the amount realized on such Disqualifying Disposition. Any remaining gain or net loss is treated as a short-term or long-term capital gain or loss, depending upon how long the Common Stock is held. Unlike the case in which a nonqualified stock option is exercised, the Company is not entitled to a tax deduction upon either the timely exercise of an incentive stock option or upon disposition of the Common Stock acquired pursuant to such exercise, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition.

     In addition to the regular income tax, an employee may be subject to the federal alternative minimum tax if his or her alternative minimum taxable income ("AMTI") exceeds certain amounts. The excess of the fair market value of the Common Stock received upon exercise of an incentive stock option over the option exercise price is includable in the employee's AMTI. If a Disqualifying Disposition occurs at a loss in the same taxable year that the excess was includable in AMTI, the includable amount is limited to the excess of the amount realized on the Disqualifying Disposition over the exercise price. For the purpose of the AMTI, the gain or loss on sale of the Common Stock is calculated by including a basis adjustment for the amount included in AMTI upon exercise.

     If the holder of an incentive stock option pays the exercise price, in full or in part, with previously acquired shares of Common Stock, the exchange will not affect the incentive stock option tax treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss is recognized upon the delivery of the previously acquired shares of Common Stock to the Company, and the shares of Common Stock received by the option holder, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The option holder, however, will not be able to utilize the old holding period for the purpose of satisfying the incentive stock option statutory holding period requirements. Shares of Common Stock received by the option holder in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares of Common Stock are issued to the Option holder upon exercise of the incentive stock option. The exchange of previously acquired shares of Common Stock will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

STOCK APPRECIATION RIGHTS

     The recipient of a stock appreciation right is not taxed upon the grant of the stock appreciation right. Upon the exercise of a stock appreciation right, the recipient generally will be taxed at ordinary income tax rates on the amount of cash received and the fair market value of any Common Stock received. The amount of ordinary income recognized by the recipient is deductible by the Company in the year that the income is recognized. The recipient's basis in any shares acquired is equal to the amount of ordinary income recognized with respect to such shares, and, upon subsequent disposition, any further gain or loss is taxable either as short-term capital gain or loss, depending on how long the shares are held. The holding period for such shares commences as of the date ordinary income is recognized.

RESTRICTED STOCK AWARDS

     In general, no income is recognized by the recipient upon the grant of a Restricted Stock award. Unless the recipient makes an election described below, the recipient will recognize ordinary income when the restrictions lapse equal to the excess of the fair market value of the restricted stock at the time the restrictions lapse over the amount which the recipient paid for the Restricted Stock, if any. The Company may deduct an amount equal to the income recognized by the recipient at the time the recipient recognizes the income.

     The recipient may elect, within 30 days after the date of receipt of the award, to recognize income arising from the Award as of the award date. If such election is made, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the stock over the amount paid, if any, at the time of receipt. If, however, such election is made and for any reason the restrictions imposed on the Common Stock cause the Common Stock to be forfeited, the individual will not be entitled to a deduction.

     Upon a sale of Restricted Stock after the restrictions lapse, short-term or long-term capital gain or loss will generally be recognized depending on how long the shares have been held after the restrictions lapse. If a recipient made an election to include the value of the stock in income when awarded, however, short-term or long-term capital gain or loss will be recognized depending on how long the shares have been held after the award date.

LIMITATIONS ON DEDUCTIBILITY

     If, as a result of certain changes in control of the Company, a recipient's Options or stock appreciation rights become immediately exercisable, or restrictions immediately lapse on Restricted Stock, the additional economic value, if any, attributable to the acceleration may be deemed a "parachute payment." This amount will be deemed a parachute payment if such value, when combined with the value of other payments which are deemed to result from the change in control, equals or exceeds a threshold amount equal to 300% of the recipient's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs. In such case, the excess of the total parachute payments over such recipient's average annual taxable compensation will be subject to a 20% nondeductible excise tax in addition to any income tax payable. The excess subject to the excise tax may be reduced, however, if the recipient establishes by clear and convincing evidence that payments include reasonable compensation for personal services rendered before the date of change in control; the amount of the reduction will be limited to the amount by which such reasonable compensation exceeds the recipient's average annual compensation. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

     The amount which may be deducted by the Company with respect to compensation paid to the Chief Executive Officer and four other most highly compensated executives is generally limited to $1 million per tax year for each individual. Certain awards under the Plan may be exempt from the $1 million limit because of a "performance-based" exception.

WITHHOLDING TERMS

     Upon the exercise of an Option by an employee, the Company may require such person to pay any federal, state or local tax required to be withheld. The required withholding may be paid by cash or check payable to the Company, or, to the extent permitted by the Compensation Committee and pursuant to such rules as the Compensation Committee may establish, an employee may elect to have the Company reduce the number of shares issued upon exercise or surrender a number of previously issued shares which have a then fair market value which is sufficient to satisfy the withholding obligation.

     If the recipient delivers previously owned shares of Common Stock to pay withholding taxes, the delivery of shares will be treated as a sale of stock and the employee will recognize long-term or short-term capital gain or loss depending upon the fair market value, basis and holding period of the previously owned shares so used.

     If the recipient elects to have the Company reduce the number of shares of Common Stock otherwise issuable, the recipient should generally recognize no gain or loss as a result of the reduction in the net number of shares received. however, if a recipient uses previously owned shares of Common Stock to pay the exercise price of a nonqualified stock option and the tax withholding requirements are satisfied by the withholding of shares otherwise issuable, the recipient's award will consist of two sets of shares. A number of shares awarded, equal to the number of previously owned shares exchanged to exercise the Option, will have the same basis and holding period as the previously owned shares. Shares awarded in excess of this number will have a basis equal to their fair market value at the time of taxation and a holding period beginning on the same date. If such excess shares have sufficient fair market value to satisfy the withholding obligation, the recipient will recognize no gain or loss as a result of the reduction in the number of shares of Common Stock received. However, if such excess shares do not have sufficient value to satisfy the withholding obligation, the employee will recognize gain or loss as described in the preceding paragraphs for tendering previously owned shares to satisfy the tax withholding obligation.

                           OFFICERS AND KEY EMPLOYEES

     The executive officers and key employees of the Company are:

       NAME           AGE                                    POSITION
------------------    ---     -----------------------------------------------------------------------
Glenn L. Carpenter    54      Chairman of the Board, President, Chief Executive Officer and Director
Donald G. Herrman     40      Executive Vice President, Chief Financial Officer and Secretary
Lonnie P. Nadal       41      Senior Vice President of Acquisitions
Robert A. Dewey       37      Vice President of Industrial Operations
Kimberly G. Brown     41      Vice President of Apartment Operations
Angela M. Wixted      42      Treasurer/Controller

     The following is a biographical summary of experience for the executive officers, and key employees of the Company:

     GLENN L. CARPENTER has been Chairman of the Board since 1996 and President, Chief Executive Officer and a director of the Company since its formation in 1993. Mr. Carpenter served as Chief Executive Officer of Santa Anita Realty Enterprises, Inc. ("Realty") from January 1992 until February 1994, and as President of Realty from December 1989 until February 1994. He was Chief Operating Officer of Realty from 1989 until 1991, and was Executive Vice President of Realty from 1988 until 1989. From 1986 until 1988, Mr. Carpenter served as Senior Vice President-Operations of Realty, and has held a number of other positions with Realty since 1979. Mr. Carpenter has been a member of the National Association of Real Estate Investment Trusts ("NAREIT") since 1980, has served on NAREIT's board of governors and is a member of the Urban Land Institute serving on various committees.

     DONALD G. HERRMAN has been Executive Vice President of the Company since May 1995, Senior Vice President, Secretary, and Chief Financial Officer of the Company since its formation in 1993, and served as Treasurer of the Company from February 1994 to October 1994. Mr. Herrman served as Vice President-Finance and Secretary of Realty from January 1992 until February 1994, and as Realty's Treasurer from 1989 until February 1994. From 1985 until 1990, Mr. Herrman served as Controller of Realty. Mr. Herrman is a certified public accountant in California.

     LONNIE P. NADAL has been Senior Vice President of Acquisitions since 1996 and Vice President of Acquisitions since the Company's formation in 1993. Mr. Nadal served as Vice President-Acquisitions of Realty from January 1992 to February 1994, and as a Director of Operations from August 1991 until February 1994. From 1983 until 1991, Mr. Nadal was a partner of Lincoln Property Company, a development and property management company.

     ROBERT A. DEWEY has served as Vice President of Industrial Operations since January 1995, and Vice President of Operations of the Company since its formation in 1993. Mr. Dewey served as Director of Asset Management for Realty from 1992 until February 1994. From 1991 to 1992, he was oversight manager of the Newport Beach office of the Resolution Trust Corporation. From 1988 to 1990, Mr. Dewey was a Commercial Manager for a development company.

     KIMBERLY G. BROWN has served as Vice President of Apartment Operations since January 1996. Ms. Brown served as Director of Apartment Operations and Regional Manager for the Pacific Northwest apartment communities owned by the Company from August 1993 to December 1995. From 1991 to August of 1993, Ms. Brown served as a district manager for Lexford Properties in Irving, Texas.

     ANGELA M. WIXTED has served as Treasurer and Controller since October 1994. Ms. Wixted served as a financial consultant for various clients from 1993 to 1994. From 1992 to 1993, Ms. Wixted was Controller for O'Donnell Property Services. From 1986 to 1992, Ms. Wixted served as CFO/Controller of SDC Investments, Inc. Ms. Wixted is a certified public accountant in California.

COMPENSATION

     The following table sets forth the annualized base salary the Company paid for 1996 to its Chief Executive Officer and to each of the other most highly compensated officers and key employees of the Company (whose cash compensation exceeded $100,000 on an annualized basis during the year ending December 31,
1996). Prior to February 18, 1994, the Company did not pay any compensation to its officers.

                                                                                        LONG-TERM COMPENSATION
                                                                            ----------------------------------------------
                                                     ANNUALIZED(1)                             RESTRICTED
                                               --------------------------   AWARDS/OPTIONS       STOCK         ALL OTHER
       NAME                CAPACITIES          YEAR    SALARY     BONUS        GRANTED          GRANTED       COMPENSATION
------------------  -------------------------  ----   --------   --------   --------------     ----------     ------------
Glenn L. Carpenter  Chairman of the Board,     1996   $300,000   $120,000        3,000(2)       $117,000(3)      $6,930(4)
                    Chief Executive Officer    1995    300,000     86,250       10,000(2)        613,000          5,085(4)
                    and President              1994    280,000     49,000       65,000(5)                         6,750(4)
Donald G. Herrman   Executive Vice President,  1996    156,000     46,800        2,500(2)         84,000(3)       4,350(4)
                    Chief Financial Officer    1995    150,000     37,250        5,000(2)        215,000          5,085(4)
                    and Secretary              1994    145,000     18,125       45,000(5)                         6,308(4)
Lonnie P. Nadal     Senior Vice President      1996    135,200     42,000        2,000(2)         67,000(3)       4,056(4)
                    of Acquisitions            1995    130,000     29,750        5,000(2)         93,000          4,407(4)
                                               1994    125,000     14,100       30,000(5)                         5,505(4)
Robert A. Dewey     Vice President of          1996    114,500     33,000        1,000(2)         33,000(3)       3,432(4)
                    Industrial Operations      1995    110,000     17,250        5,000(2)         59,000          3,729(4)
                                               1994     95,000     11,875       10,000(5)                         4,314(4)
Kimberly G. Brown   Vice President of          1996     95,000     28,000        1,000(2)         17,000(3)       2,850(4)
                    Apartment Operations       1995     76,275     19,750        7,500(2)             --             --
                                               1994     50,000     12,500        1,750(2)             --             --

---------------

(1) The Company provides automobiles and club memberships to certain key employees, including certain officers listed above, the value of which is not included in the table above and which in any case did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of any individual for the applicable year.

(2) The amount shown represents the number of shares purchasable upon exercise of an option granted under the Company's 1993 Share Option Plan. The options granted in 1996 were granted effective July 1, 1996 with an exercise price of $16.75 with vesting occurring in equal installments on each of the first five anniversaries of the date of grant. The options granted effective December 5, 1995 with an exercise price of $15.00 with vesting occurring in equal installments on each of the first five anniversaries of the date of grant.

(3) Restricted Common Stock. The following table sets forth information regarding the restricted common stock issued during 1996 to each of the named officers and key employees (all of which grants were made under the Share Option Plan).

          RESTRICTED COMMON STOCK. The following table sets forth information regarding the restricted common stock issued during 1995 to each of the named officers and key employees (all of which grants were made under the Share Option Plan).

                         RESTRICTED COMMON STOCK GRANTS
                              IN LAST FISCAL YEAR

                                         DATE       NUMBER OF
                                        SHARES       SHARES
                     NAME               GRANTED      GRANTED            VESTING PERIOD
        ------------------------------  -------     ---------     --------------------------
        Glenn L. Carpenter                6/96        7,000       Equally over 7 year period
        Donald G. Herrman                 6/96        5,000       Equally over 7 year period
        Lonnie P. Nadal                   6/96        4,000       Equally over 7 year period
        Robert A. Dewey                   6/96        2,000       Equally over 7 year period
        Kimberly G. Brown                 6/96        1,000       Equally over 7 year period

        The shares granted in June of 1996 were issued as performance-based compensation. Distributions will be paid on the shares of restricted common stock issued.

(4) The amounts shown are those expensed for financial reporting purposes under the Company's Thrift Plan. See "Thrift Plan" below for a description of such Plan.

(5) The amount shown represents the number of shares purchasable upon exercise of an option granted in 1994 under the Company's 1993 Share Option Plan. The options were granted effective immediately prior to the effectiveness of the Company's registration under the Securities Exchange Act of 1934 with an exercise price equal to the initial public offering price of $18.25, with vesting occurring, in the case of Messrs. Carpenter and Herrman, on the date of grant, and in the case of Messrs. Nadal and Dewey, in equal installments on each of the first five anniversaries of the date of grant.

SHARE OPTION PLAN

     The Company adopted the 1993 Share Option Plan (the "Share Option Plan") to provide incentives to attract and retain officers and employees. The Company amended the Share Option Plan to increase the number of shares for which options may be granted from 350,000 shares to 700,000 shares in 1996. As described under "Proposal 2" the Company is proposing to amend the Share Option Plan to increase the number of shares for which options may be granted from 700,00 shares to 1,050,000 shares. The Share Option Plan provides for grants of options to purchase a specified number of shares of common stock, awards of restricted common stock, and grants of stock appreciation rights. Under the Share Option Plan the total number of shares available to be granted is 700,000 Common Shares (1,050,000 shares if Amendment is approved), 45,000 (150,000 shares if Amendment is approved) of which have been reserved for awards to non-employee directors. Participants in the Share Option Plan who are officers or any other employees of the Company are selected by the Compensation Committee. Directors of the Company are also eligible to participate, but, in the case of directors who are not also employees, only pursuant to automatic grants under a specified formula set forth in the Share Option Plan. As described under "Proposal 2", the Company is proposing to amend the Share Option Plan as it relates to shares to be granted to Directors. No employee may receive a grant of options for more than 100,000 shares of Common Stock in any calendar year.

     STOCK OPTIONS. The following table sets forth (i) all individual grants of stock options made by the Company during 1996 to each of the named officers and key employees (all of which grants were made under the Share Option Plan), (ii) the ratio that the number of options granted to each individual bears to the total number of options granted to all employees of the Company, (iii) the exercise price and expiration date of these options, and (iv) the estimated potential realizable values assuming either a 5% or 10% annualized rate of appreciation from the relevant date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL
                                                                                              REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF
                          NUMBER OF       # OF TOTAL                                             STOCK
                            COMMON         OPTIONS                                        PRICE APPRECIATION
                            SHARES        GRANTED TO                                              FOR
                          UNDERLYING     EMPLOYEES IN                                       OPTION TERM(1)
                           OPTIONS          FISCAL          EXERCISE       EXPIRATION     -------------------
          NAME            GRANTED(2)         YEAR         PRICE ($/SH)        DATE          5%          10%
------------------------  ----------     ------------     ------------     ----------     -------     -------
Glenn L. Carpenter           3,000            29%            $16.75          7/1/06       $31,700     $79,900
Donald G. Herrman            2,500            24%             16.75          7/1/06        26,400      66,600
Lonnie P. Nadal              2,000            20%             16.75          7/1/06        21,100      53,300
Robert A. Dewey              1,000             9%             16.75          7/1/06        10,550      26,600
Kimberly G. Brown            1,000             9%             16.75          7/1/06        10,550      26,600

---------------

(1) The amounts shown in these columns are based upon assumed rates of appreciation over the option term which are prescribed by applicable SEC regulations. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's common stock, overall market conditions and the option holder's continued employment through the applicable vesting periods.

(2) In each case, the amounts shown relate to option grants made July 1, 1996.

                  AGGREGATED OPTIONS EXERCISED IN FISCAL 1996
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth the total number of all outstanding unexercised options held by the named officers and key employees as of the end of 1996. None of the named officers exercised any options during 1996. On December 31, 1996, the fair market value per share of common stock was $19.50.

                                                NUMBER OF COMMON SHARES            VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                             OPTIONS AT DECEMBER 31, 1996         AT DECEMBER 31, 1996(A)
                                             -----------------------------     -----------------------------
                   NAME                      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------------------------------  -----------     -------------     -----------     -------------
Glenn L. Carpenter                              67,000           11,000           90,300          $44,300
Donald G. Herrman                               46,000            6,500           60,800           24,900
Lonnie P. Nadal                                 13,000           24,000           19,500           46,000
Robert A. Dewey                                  5,000           11,000            9,500           28,300
Kimberly G. Brown                                2,200            8,050            7,600           31,100

---------------

(a) Market value of underlying securities at December 31, 1996, minus the exercise price of "in-the-money" options.

DEFERRED COMPENSATION PLAN

     Mr. Carpenter received credit under the Deferred Compensation Plan for years of service with Realty. The Company assumed the obligations of Realty and Mr. Carpenter is fully vested. Annualized examples of the benefits, commencing at age 65, are set forth below. The examples assume retirement as of December 31, 1996 after assumed years of service.

                                YEARS OF SERVICE

 SALARY         5          10          15          20          25          30
--------     -------     -------     -------     -------     -------     -------
$100,000     $20,448     $15,896     $11,345     $ 6,793     $ 2,241     $ 2,241
 125,000      25,448      19,646      13,845       8,043       2,241       2,241
 150,000      30,448      23,396      16,345       9,293       2,241       2,241
 175,000      36,698      29,646      22,595      15,543       8,491       9,741
 200,000      42,948      35,896      28,845      21,793      14,741      17,241
 225,000      49,198      42,146      35,095      28,043      20,991      24,741
 250,000      55,448      48,396      41,345      34,293      27,241      32,241
 275,000      61,698      54,646      47,595      40,543      33,491      39,741
 300,000      67,948      60,896      53,845      46,793      39,741      47,241
 325,000      74,198      67,146      60,095      53,043      45,991      54,741
 350,000      80,448      73,396      66,345      59,293      52,241      62,241

RETIREMENT INCOME PLAN

     The Company has established a defined benefit retirement income plan (the "Retirement Income Plan") that is noncontributory. Benefits are determined regardless of position under a formula applied uniformly to all employees of the Company (except as otherwise required under the Code's "top-heavy" rules relating to "key" employees), and depend upon the employee's length of service, and the employee's highest consecutive five year average earnings up to $150,000 less certain social security benefits.

     Employees are eligible to participate in the plan after attaining age 21 and completing one year of service. The plan currently provides for 100% vesting of an employee's interest after five years of service, except to the extent faster vesting is required under the Code's "top-heavy" rules.

     The following table illustrates the estimated annual retirement benefit payable under the Retirement Income Plan at age 65, after reduction for certain social security benefits, for participants with compensation and credited years of service shown. The benefits shown assume retirement at age 65 as of December 31, 1996, subject to the maximum annual benefit of $120,000 shown below. This maximum annual amount is actuarially increased to participants who retire after age 65.

                                YEARS OF SERVICE

 SALARY         5          10          15          20          25          30
--------     -------     -------     -------     -------     -------     -------
$100,000     $ 9,104     $18,208     $27,311     $36,415     $45,519     $55,519
 125,000      11,604      23,208      34,811      46,415      58,019      70,519
 150,000      14,104      28,208      42,311      56,415      70,519      85,519
 175,000      14,104      28,208      42,311      56,415      70,519      85,519
 200,000      14,104      28,208      42,311      56,415      70,519      85,519
 225,000      14,104      28,208      42,311      56,415      70,519      85,519
 250,000      14,104      28,208      42,311      56,415      70,519      85,519
 275,000      14,104      28,208      42,311      56,415      70,519      85,519
 300,000      14,104      28,208      42,311      56,415      70,519      85,519
 325,000      14,104      28,208      42,311      56,415      70,519      85,519
 350,000      14,104      28,208      42,311      56,415      70,519      85,519
             --------    -------     -------     -------     -------     -------

     Participants will receive credit under the Retirement Income Plan for employment by Realty. The officers and their salaries covered under these plans and their years of service for purposes of these plans are as follows:

                                                                                    DEFERRED
                           ANNUAL           YEARS OF          RETIREMENT          COMPENSATION
              NAME         SALARY          SERVICE(1)         INCOME PLAN          AGREEMENT
        ----------------  --------         ----------         -----------         ------------
        Mr. Carpenter     $300,000             25                 Yes                  Yes
        Mr. Herrman        156,000             12                 Yes                   No
        Mr. Nadal          135,200              6                 Yes                   No

---------------

(1) Includes years of service at Realty.

THRIFT PLAN

     The Company has established a thrift plan under which employees may elect to contribute up to 21% of their annual compensation on a combination before-and-after tax basis, excluding bonuses. Contributions by the employee are matched by the Company at a 75% rate with total matching contributions not exceeding a maximum of 4 1/2% of the contributing employee's annual compensation. Matching contributions are in the form of cash, which is used by the trustee to purchase common shares of the Company. Employee contributions are invested in a fixed income fund, various growth funds, or a combination thereof, according to the employee's choice. The Plan provides for 20% vesting of contributions by the Company for each full year of service, increasing to 100% vesting after five years of service. (See "Compensation" above for the amounts contributed by the Company during 1995 for the benefit of its officers.)

EMPLOYMENT CONTRACTS

     Each of Messrs. Carpenter, Herrman, Nadal and Dewey has an employment contract with the Company for a term of two years (four years in the case of Mr. Carpenter) commencing February of 1995. The contracts provide for annual base compensation, subject to any increases in base compensation approved by the Compensation Committee and in Mr. Carpenter's case, recommended by the Compensation Committee and approved by the Board of Directors. Messrs. Carpenter, Herrman, Nadal and Dewey, and the other officers of the Company will also receive incentive compensation in accordance with criteria to be established by the Compensation Committee and approved by the Board of Directors, which the Company expects will be determined primarily on the basis of Funds from Operations growth per common share and in some cases on the basis of division or other performance goals. Each of the employment contracts provides for certain severance payments in the event of death or disability or upon termination by the Company without good cause and provides for certain payments (twice the sum of current annual salary plus prior year bonus in the case of Mr. Carpenter and no time the sum of current annual salary plus prior year bonus in all other cases) in the event that employment is terminated following a change in control.

                 COMPENSATION COMMITTEE REPORT ON COMPENSATION

GENERAL

     The Compensation Committee of the Board of Directors (the "Committee") administers the company's executive compensation program. The Committee is composed entirely of outside directors. The Compensation Committee was appointed following the closing of the Company's initial public offering on February 17, 1994 and the appointment of the Company's independent directors. Accordingly, the Compensation Committee did not participate in the determination of compensation for the Company's officers and managerial employees at the outset, or in the negotiation of the employment contracts with any of the Company's officers or in the award of stock options to any such persons in connection with the Company's initial public offering.

     The objective of the Company's executive compensation program is to develop and maintain reward programs which contribute to the enhancement of shareholder value, while attracting, motivating and retaining key personnel who are essential to the long-term success of the Company. As discussed in detail below, the Company's executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives, restricted share grants and stock option grants, and may be in the form of short term and long term arrangements. These elements are designed to operate on an integrated basis and together comprise total compensation value.

     The Compensation Committee believes that competitive base salaries are necessary to retain and attract talented officers and managerial employees. Subject to minimal levels specified in employment contracts, the Compensation Committee intends that the base salaries paid to officers and managerial employees of the Company will continue to be comparable to base salaries received by employees occupying positions of similar responsibility in comparable companies in the same industry. To ensure comparability, the Compensation Committee has in the past retained, and expects in the future to retain, the services of one or more independent compensation consultants.

     The Committee reviewed executive compensation in light of the Company's performance during 1996 and compensation data relating to companies that were considered comparable. In this regard, the Committee considered a variety of factors, including the achievement of operational and financial goals during 1996.

     It is the Compensation Committee's belief that none of the Company's officers or key employees will be affected by the provisions of Section 162(m) of the Internal Revenue Code (the "Code"), which limits the deductibility of certain executive compensation during 1995. Therefore, the Committee has not adopted a policy as to compliance with the requirements of Section 162(m).

BASE SALARY

     Base salary levels for the Company's officers are determined through annual employment evaluations, submitted to the Committee by the Chief Executive Officer ("CEO"), along with comparisons of companies in the real estate industry. Salary information about comparable companies is surveyed by reference to public disclosures made by companies in the real estate industry. In addition, the Committee from time to time obtains information about comparable salary levels from an outside compensation consultant. The base salary level for the CEO is determined by the Board of Directors based upon an annual evaluation of the performance of the CEO and recommendation from the Compensation Committee.

ANNUAL CASH INCENTIVES

     The annual cash incentive is designed to provide a short-term (one-year) incentive to officers and key employees based on a percentage of the individual's base salary. Incentive awards are based on the achievement of predetermined corporate and individual performance goals. For the CEO, the relative weights of the corporate and individual performance measures are 90% to the Company's goals and 10% to the individual's goals. For the Executive Vice President, the relative weights are 75% to the Company's goals and 25% to the individual's goals, and for Vice Presidents and other officers who participate in the bonus program, the relative weights are 75% Company goals and 25% individual goals. Specific individual goals for each individual are established at the beginning of the year (by the Committee in the case of the CEO and by the CEO in all other cases) and are tied to the functional responsibilities of each individual. Individual goals may include objective and subjective factors, such as improving the performance of assets managed by the individual, successful acquisitions or sales, development of leadership skills and personal training and education. The Company's goals are based on operating performance, as measured by a predetermined increase in funds from operations. Other than the allocation between individual and Company goals, no specific weights are assigned to the individual goals. In addition, no bonus awards are made if a minimum level of funds from operations is not met.

     In 1996, the Company exceeded its performance objectives and the individual officers' performance targets were met. $294,800 in cash bonuses were awarded to the officers for 1996, including the CEO.

STOCK OPTIONS AND RESTRICTED SHARES

     Stock options are designed to provide long-term (up to ten year) incentives and rewards tied to the price of the Company's Common Shares. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's annual executive compensation program. The number of options or shares currently held by an officer is not a factor in determining individual grants, and the Committee has not established any target level of ownership of Company stock by the Company's officers. However, accumulation and retention of shares of Company stock by officers is encouraged.

     Stock options may be awarded annually. The Company does not adhere to firmly established formulas for the issuance of options. During fiscal 1996, each officer received stock option grants. The Summary Compensation Table shows the options granted to the named officers for the past three years, including the CEO. In determining the size of the grants to the CEO and the other named officers, the Committee assessed relative levels of responsibility and the long-term incentive practices of other comparable companies.

     In accordance with the provisions of PAG's 1993 Share Option Plan, the exercise price of all options granted was equal to the market value of the underlying Common Shares on the date of grant. Accordingly, the value of these grants to the officers was dependent solely upon the future growth and share value of the Company's Common Shares.

     The Committee also awards restricted shares as a compensation vehicle and to retain key individuals. Currently each of the officers hold awards. The number of restricted shares covered by each award is determined by the Committee in its discretion and generally reflects the extent of the officer's success in achieving the Company's goals during the preceding year and the level of the officer's responsibility. The Summary Compensation Table shows restricted share awards made to the named officers since PAG's inception, including the CEO.

     All awards of restricted shares provide for vesting over three years or longer, subject to certain events of forfeiture. Since the holder of restricted shares would generally forfeit them if he or she were to leave PAG prior to vesting, the Committee believes these awards are a significant factor in the retention of key employees and support a long-term view among the officers.

     The foregoing report is given by the members of the Compensation Committee, namely:

                                Robert E. Morgan
                               Royce B. McKinley
                                Keith W. Renken

COMPARATIVE STOCK PERFORMANCE

     The line graph below compares the cumulative total shareholder return on Common Stock of the Company since February 10, 1994, the date of PAG's initial public offering, with the cumulative total return on the S&P 500 Index and the NAREIT Equity REIT Total Return Index over the same period. This comparison assumes that the value of the investment in the Company's Common Shares and in each index was $100 in February of 1994 and that all dividends were reinvested.

                         PACIFIC GULF PROPERTIES, INC.
                            TOTAL RETURN PERFORMANCE

        MEASUREMENT PERIOD             PACIFIC GULF                            NAREIT EQUITY
      (FISCAL YEAR COVERED)          PROPERTIES, INC.         S&P 500              INDEX
2/9/94                                          100.00              100.00              100.00
6/30/94                                          92.20               95.04              101.01
9/30/94                                          92.96               99.69               98.95
12/31/94                                         85.87               99.67               98.96
3/31/95                                          93.11              109.36               98.80
6/30/95                                          89.41              119.82              104.61
9/30/95                                         100.17              129.34              109.53
12/31/95                                        105.14              137.12              114.07
3/31/96                                         122.29              144.48              116.67
6/30/96                                         113.36              150.95              121.86
9/30/96                                         128.76              155.63              129.83
12/31/96                                        137.66              168.47              154.30

---------------

(1) Indicates appreciation of $100 invested in February of 1994 in PAG Common Shares, S&P 500 and NAREIT Equity REIT Total Return Index assuming reinvestment of dividends.

                                 ANNUAL REPORT

     The Annual Report of PAG for the year ended December 31, 1996, including financial statements audited by Ernst & Young, LLP, independent auditors, and their report thereon, is being mailed to all shareholders with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. In addition, a copy of PAG's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the SEC, will be sent to any shareholder without charge upon written request to PAG, 363 San Miguel Drive, Newport Beach, California 92660.

                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder of PAG intended to be presented at the 1998 Annual meeting of shareholders must be received by PAG at its principal executive offices not later than December 1, 1997 for inclusion in PAG's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     PAG is not aware of any business or matter other than those indicated above which may properly be presented at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          DONALD G. HERRMAN
                                          Secretary
April 7, 1997

                                   APPENDIX A

                                AMENDMENT TO THE
                          PACIFIC GULF PROPERTIES INC.
                             1993 SHARE OPTION PLAN

     This Amendment to the Pacific Gulf Properties Inc. 1993 Share Option Plan (the "Amendment") is adopted by Pacific Gulf Properties Inc., a Maryland corporation (the "Company"), effective as of May 7, 1997.

                                    RECITALS

     A. The Company's 1993 Share Option Plan (the "Plan") was adopted by the Board of Directors on October 27, 1993 and approved by the shareholders of the Company on October 28, 1993.

     B. The Plan was amended by the Board of Directors and such amendment was approved by the shareholders of the Company on May 8, 1996.

     C. Section 5.6 of the Plan provides that the Board may amend the Plan, subject in certain circumstances to receipt of approval of the shareholders of the Company.

     D. On March 12, 1997, the Board of Directors of the Company unanimously adopted an Amendment to the Plan to (i) increase the number of shares of Common Stock reserved for issuance under the Plan from 700,000 to 1,050,000, subject to approval of the shareholders, (ii) increase the size of the stock option awarded to non-employee directors upon their initial election or appointment to the Board from an option to purchase 2,500 shares of the Company's Common Stock to an option to purchase 5,000 shares of the Company's Common Stock, (iii) increase the size of the automatic stock option annually awarded to each non-employee director from an option to purchase 500 shares of Company's Common Stock to an option to purchase 4,000 shares of the Company's Common Stock, and (iv) grant incumbent non-employee directors a one time option to purchase 2,500 shares of the Company's Common Stock.

     E. The Amendment to the Plan was presented to the shareholders for approval at the 1997 Annual Meeting held on the 7th day of May, 1997.

                                   AMENDMENT

     1. Paragraph (a) of Section 1.4 is hereby amended to read in its entirety as follows:

          "(a) Number of Shares. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Employees under this Plan shall not exceed 900,000 shares, and the maximum number of shares of Common Stock that may be delivered under the provisions of
     Article VII shall not exceed 150,000 shares, in each case subject to adjustments contemplated by Section 5.2. The maximum number of shares subject to options which may be granted to an Eligible Employee during any one-year period shall not exceed 100,000, subject to adjustment as contemplated in Section 5.2."

     2. Paragraph (a) of Section 7.2 is hereby amended to read in its entirety as follows:

          "(a) Initial Options. Persons who are Non-Employee Directors at the time this Plan is first approved by the shareholders of the Corporation shall be granted without further action an Option to purchase 2,500 shares of Common Stock (the Award Date of which shall be the date of the shareholder approval of this Plan.) After approval of this Plan by the shareholders of the Corporation, if any person who is not then an officer or employee of the Corporation shall become a Director of the Corporation, there shall be granted automatically to such person (without any action by the Board or Committee) a Nonqualified Stock Option (the Award Date of which shall be the date such person becomes a Non-Employee Director) to purchase 5,000 shares of Common Stock."

     3. Paragraph (b) of Section 7.2 is hereby amended to read in its entirety as follows:

          "(b) Subsequent Options. On each December 31 occurring during the term of this plan, commencing December 31, 1997, there shall be granted automatically (without any action by the Committee or the Board) a Nonqualified Stock Option to each Non-Employee Director then in office to purchase 4,000 shares of Common Stock."

     4. The Board and the shareholders of the Company hereby approve the grant to incumbent non-employee directors of a one-time option to purchase 2,500 shares of the Company's Common Stock.

     The undersigned, Donald G. Herrman, Secretary of the Company, hereby certifies that the Board and the shareholders of the Company adopted the foregoing Amendment to the Plan on March 12, 1997 and May 7, 1997, respectively.

     Executed at Newport Beach, California this __ day of May 1997.

PROXY                                                                     PROXY
                          PACIFIC GULF PROPERTIES INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               1997 ANNUAL MEETING OF SHAREHOLDERS -- MAY 7, 1997

    Glenn L. Carpenter and Donald G. Herrman, and each of them, are hereby appointed proxies, with full power of substitution, and are hereby authorized to represent and vote all shares of common stock of the undersigned at the Annual Meeting of Shareholders of Pacific Gulf Properties Inc. to be held at the Four Seasons Hotel, Newport Beach, California, on May 7, 1997, and at any postponements or adjournments thereof, in the manner indicated below, and in their discretion on any other matter which may properly come before the Meeting.

    This Proxy will be voted in accordance with the instructions given. In this absence of instructions, the Proxy will be voted "FOR" Proposal No. 1 and Proposal No. 2 and in the discretion of the persons hereby appointed as proxies with respect to any other matters that may properly come before the Meeting or any postponements or adjournments thereof.

    SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

                         PACIFIC GULF PROPERTIES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1 AND PROPOSAL NO. 2

1.      Election of three Class III Directors:          For  Withheld   For All
                                                        All     All     Except
        Nominees: Peter L. Eppinga, John F. Kooken
                  and Robert E. Morgan                  [ ]     [ ]       [ ]

        (Instruction: to withhold authority to vote for any one or more nominee(s), write the name(s) of such nominee(s) in the space provided below.)

        -----------------------------------------------------------------------

2.      To approve an amendment to the Company's        For   Against   Abstain
        1993 Share Option Plan that would (i)
        increase the aggregate number of Common         [ ]      [ ]      [ ]
        Shares authorized for issuance under such plan by 350,000 shares (105,000 of which will be reserved for issuance to non-employee directors) to 1,050,000 shares; (ii) increase the size of the stock option awarded to non-employee directors upon their initial election or appointment to the Board from an option to purchase 2,500 shares of the Company's Common Stock to an option to purchase 5,000 shares of the Company's Common Stock; (iii) increase the size of the automatic stock option annually awarded to each non-employee director from an option to purchase 500 shares of the Company's Common Stock to an option to purchase 4,000 shares of the Company's Common Stock; and(iv) grant incumbent directors a one time option to purchase 2,500 shares of the Company's Common Stock.

3.      In their discretion, upon such other matter or matters which may properly come before the meeting or any
                                postponements or adjournments thereof.

                                The undersigned hereby revokes any proxy
                                heretofore given to vote at the Annual Meeting and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 7, 1997, and the Company's 1996 Annual Report to Shareholders.
                                                                      ,  1997
                                --------------------------------------


                                ---------------------------------------------
                                Signature of Shareholder(s)

                                Please sign exactly as the name or names appear hereon. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators and trustees should so indicate when signing.